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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of Continental Natural Gas, Inc. on Form S-8 (File No. 333-43015) of our report dated March 27, 1998, on our audits of the consolidated financial statements and financial statement schedule of Continental Natural Gas, Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.



/s/ COOPERS & LYBRAND L.L.P.
COOPERS & LYBRAND L.L.P.


Tulsa, Oklahoma
March 30, 1998